Exhibit 99.1

Nordstrom 401(k) Plan
Employer ID No: 91-0515058
Plan Number: 001

Report of Independent Registered Public Accounting Firm and
Financial Statements as of December 31, 2018 and 2017
and for the Year Ended December 31, 2018,
with Supplementary Information

NORDSTROM 401(k) PLAN
PLAN YEAR ENDED DECEMBER 31, 2018
All other schedules required by Section 2520.103-10 of the Department of Labor’s (“DOL”) Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

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Report of Independent Registered Public Accounting Firm

To the Retirement Committee, Plan Administrator and Participants of
Nordstrom 401(k) Plan

Opinion on the Financial Statements

We have audited the accompanying statements of net assets available for benefits of the Nordstrom 401(k) Plan (the “Plan”) as of December 31, 2018 and 2017, the related statement of changes in net assets available for benefits for the year ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2018 and 2017, and the changes in net assets available for benefits for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on the Plan’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Opinion on the Supplementary Information

The supplementary information included in Schedule H, line 4(i) - Schedule of Assets (Held at End of Year) as of December 31, 2018 has been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplementary information is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplementary information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplementary information. In forming our opinion on the supplementary information in the accompanying schedule, we evaluated whether the supplementary information, including its form and content, is presented in conformity with DOL’s Rules and Regulations for Reporting and Disclosure under ERISA. In our opinion, the supplementary information in the accompanying schedule is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Moss Adams LLP
Seattle, Washington
June 14, 2019

We have served as the Plan’s auditor since 2016.

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NORDSTROM 401(k) PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

	December 31,
	2018	2017
Assets
Participant-directed investments at fair value (see Note 3: Fair Value Measurements)	$2,955,132	$3,131,491
Company contributions receivable	98,294	110,778
Notes receivable from participants	95,368	94,990
Accrued income and broker receivable	3,183	2,842
Total assets	3,151,977	3,340,101

Liabilities
Administrative expenses and other payables	971	795
Excess contributions payable to participants	2,074	1,896
Due to broker for securities purchased	673	831
Total liabilities	3,718	3,522

Net assets available for benefits	$3,148,259	$3,336,579
The accompanying Notes to Financial Statements are an integral part of these financial statements.

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NORDSTROM 401(k) PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

Plan year ended	December 31, 2018
Additions
Contributions
Company contributions	$98,294
Employee contributions	140,082
Total contributions	238,376

Investment income (loss)
Net depreciation in fair value of investments	(188,716)
Interest and dividends	44,346
Total investment loss	(144,370)

Total additions	94,006

Deductions
Benefit payments to participants	274,663
Administrative expenses and other	7,663
Total deductions	282,326

Net decrease in net assets	(188,320)

Net assets available for benefits at beginning of year	3,336,579
Net assets available for benefits at end of year	$3,148,259
The accompanying Notes to Financial Statements are an integral part of these financial statements.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

NOTE 1: DESCRIPTION OF THE PLAN
The Nordstrom 401(k) Plan (the “Plan”), as amended, was originally established on January 1, 1953 and is a defined contribution plan. The following description of the Plan’s provisions is for informational purposes only and does not bind the Plan. Participants should refer to the Plan documents for a more complete description of the Plan’s provisions.
General
The Plan covers substantially all employees of Nordstrom, Inc. and its participating subsidiaries (the “Company”). For Company contributions, participation begins on the first of the month coinciding with or following the first anniversary of the employee’s original hire date. For elective salary deferrals (401(k) contributions), participation begins on the employee’s hire date. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).
The Plan contains eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the Internal Revenue Code (“IRC”). Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan beginning on the first of the month coinciding with or following the first anniversary of their original hire date with a salary deferral contribution equal to 2% of eligible compensation. Employees have the option to elect a zero percent salary deferral or to change their salary deferral percentage at any time in accordance with the Plan.
For the Plan years ended December 31, 2018 and 2017, to qualify for Company contributions, eligible participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan year. The “last day” requirement is waived if the participant terminates employment due to retirement, disability, or death.
Plan Year
The Plan operates on a calendar year ending on December 31. References to 2018 and 2017 relate to the Plan years ended December 31, 2018 and December 31, 2017.
Trustees and Administrator of the Plan
The asset trustee of the Plan is the Bank of New York Mellon (“BNY Mellon”). Alight Solutions provides recordkeeping services for the Plan.
The Plan is administered by the Company in conjunction with the Nordstrom Retirement Committee (the “Plan Administrator”), a committee appointed by the Company’s Board of Directors (the “Board”).
Plan Contributions
Contributions to the Plan are made through employee contributions, including catch-up contributions, Company contributions and participant rollover contributions.
Employee Contributions— Eligible employees may elect to defer eligible compensation on a pre-tax basis, an after-tax (Roth) basis or a combination of both. The maximum elective salary deferral is 50% for non-highly compensated employees and 16% for highly compensated employees. However, that percentage can be reduced for highly compensated employees as required to satisfy applicable non-discrimination testing requirements. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis, an after-tax (Roth) basis or a combination of both, beginning in the year they turn age 50. For all employees, the Internal Revenue Service (“IRS”) limited participant contributions to a maximum of $18.5 in 2018 and $18 in 2017. For those age 50 and over, the IRS limited participant contributions to a maximum of $24.5 in 2018 and $24 in 2017.
Company Contributions— The Company intends to match employee contributions dollar for dollar up to 4% of the participant’s eligible compensation, at the discretion of the Board. Catch-up contributions are not eligible for matching contributions. Depending on Company performance and at the discretion of the Board, the Company may also make an additional profit-based matching contribution of up to 50 cents per dollar on the first 4% of eligible compensation contributed. In March 2019, related to 2018, participants received 4% Company matching contributions of $69,136 and profit-based matching contributions of $30,420, which were made at the Board-approved amount of 44 cents per dollar on the first 4% of eligible compensation contributed.
Participant Rollover Contributions— Participants eligible for a withdrawal from another eligible retirement plan or traditional Individual Retirement Account (“IRA”) may roll over all or part of that amount into the Plan. Participants may not roll over amounts from a Roth IRA into the Plan.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Investments
Participants are able to direct the investment of their accounts (including employee and Company contributions) among various funds, debt securities and Company common stock. The funds as of December 31, 2018 and 2017 include a variety of mutual funds, common/collective trust (“CCT”) funds, separately managed funds, and custom target retirement date funds. The available funds are regularly reviewed by the Plan Administrator and are subject to change at any time.
Participation in Investment Activity
Individual accounts are credited daily with a pro-rata share of investment income or loss experienced by the respective funds into which their account balances have been directed. This income or loss is included in net appreciation or depreciation in fair value of investments on the Statement of Changes in Net Assets Available for Benefits.
Vesting in the Plan
Employees who terminate employment due to retirement, disability or death are 100% vested in their Plan accounts, regardless of years of service. The Plan defines “retirement” as age 60 or older for the purposes of vesting. On termination of employment for reasons other than retirement, disability or death, the amounts credited to the accounts of participants are vested as follows:
Employee Contributions — Employee contributions (salary deferral, catch-up and rollover contributions) are always 100% vested.
Company Matching Contributions — Company matching contributions, including the profit-based matching contribution, for employees vest as follows:

Years of Service	Vesting Percentage
Less than one	0%
One	33%
Two	67%
Three or more	100%
Forfeitures
When a participant terminates, the unvested portion of the participant’s account represents a forfeiture, unless the participant resumes service with the Company within five years. At December 31, 2018 and 2017, forfeited unvested accounts were $1,418 and $1,329. Forfeitures of unvested Company matching contributions from terminated participant accounts can be used to offset Company matching contributions or to pay Plan administrative expenses, as determined by the Plan Administrator. In March 2019 and March 2018, the Plan used forfeitures of $1,262 and $1,436 to offset the 2018 and 2017 Company matching contributions.
Benefit Payments
On termination of service, a participant (or participant’s beneficiary in the case of death) may elect to roll over the value of the vested interest in his or her account to another qualified plan, to receive the value as a lump-sum distribution or elect to remain in the Plan, if the vested account balance exceeds $1 (subject to required distributions under Section 401(a)(9) of the IRC). When an active participant reaches age 59½ and continues to work for the Company, the participant is eligible to receive a partial or full distribution of their account.
Participant Loans (Notes Receivable from Participants)
Participants may borrow a minimum of $1 from their account up to a maximum that is equal to the lesser of:

•	50% of their vested account balance, less the balance of any other outstanding loans from the Plan as of the loan request date, or

•
$50 less the highest outstanding principal balance of any loans, from this Plan or any other qualified Plan of the employer or a related employer, during the one-year period immediately preceding the loan request date.

Loan terms are a maximum of five years or, if for the purchase of a principal residence, up to 20 years. The loans are secured by the balance in the participant’s account. The interest rate for a loan is determined at the time it is approved. The rate will be the prime rate as reported by the Wall Street Journal on the last business day of the prior month, plus 1%. Interest rates for participant loans outstanding at December 31, 2018 range from 4.25% to 10.5% with various maturities through January 2039. Principal and interest is paid through payroll deductions, following the participant’s semi-monthly or weekly payroll cycle. A participant may have a maximum of two loans outstanding at any one time.
Participants may make monthly loan repayments during approved leaves of absence. Alternatively, payment obligations may be suspended during approved leaves of absence not longer than one year and during periods of qualified military service. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan Administrator. If the participant does not make a payment within 90 days of the due date, the loan balances will be deemed distributed and become taxable income to the participant.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Accounting
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”).
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities. Actual results could differ from those estimates and assumptions.
Risks and Uncertainties
The Plan holds various investment instruments, including, but not limited to, common stock, debt securities, mutual funds and CCTs. Investment securities, in general, are exposed to various risks, such as interest rate risk, credit risk and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and such changes could materially affect participants’ account balances and the amounts reported in the financial statements.
Investment Valuation and Income Recognition
The Plan’s investments are held by the trustee and are recorded at fair value as follows:

•	Common stock is valued at quoted market prices as of the last trading day of the Plan year.

•	Shares of mutual funds are valued at quoted market prices as of the last trading day of the Plan year.

•
CCTs are measured using the net asset value (“NAV”) practical expedient of the CCT as reported by the CCT managers. The NAV practical expedient is based on the fair value of the underlying assets owned by the CCT, less its liabilities, and divided by the number of units outstanding.

•
Investments in debt securities are valued using the market approach and observable inputs, such as observable trade prices, multiple broker/dealer quotes, related yield curves and other assumptions about the securities.

•
Self-directed brokerage accounts allow participants to invest all or a portion of their account in investments of their choice. The fair value is based on the underlying investments, which may include common stock, mutual funds, debt securities and CCTs.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on an accrual basis. Dividends are recorded when earned.
Net realized gains or losses on investment sales represent the difference between the sale proceeds and cost of the investments, or the adjusted market price. Net unrealized appreciation or depreciation on investments held at the end of the Plan year represents the net change in fair value of investments during the year. The Statement of Changes in Net Assets Available for Benefits presents the net appreciation or depreciation in fair value of investments, which consists of realized and unrealized gains and losses.
Notes Receivable from Participants
Participant loans are included in notes receivable from participants on the Statements of Net Assets Available for Benefits and are measured at their unpaid principal balance plus any accrued unpaid interest. Delinquent participant loans are recorded as distributions based on the terms of the Plan document.
Benefit Payments
Benefits are recorded when paid. Amounts allocated to former participants who have withdrawn from the Plan, but have not yet been paid as of December 31, 2018 and 2017 were $667 and $520.
Administrative Expenses
Substantially all of the administrative expenses, including recordkeeping, trustee and other fees, incurred in connection with the Plan are paid by the Plan through an allocation to participant accounts.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

NOTE 3: FAIR VALUE MEASUREMENTS
The Plan discloses its assets that are measured at fair value in the Statements of Net Assets Available for Benefits by level within the fair value hierarchy as defined by applicable accounting standards:
Level 1: Quoted market prices in active markets for identical assets or liabilities
Level 2: Other observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3: Unobservable inputs that cannot be corroborated by market data that reflect the reporting entity’s own assumptions
The following tables set forth, by level within the fair value hierarchy, a summary of the Plan’s investments that were measured at fair value on a recurring basis as of December 31, 2018 and 2017. There have been no changes in the methodologies used at December 31, 2018 and 2017.

	December 31, 2018
	Level 1	Level 2	Total
Fair value hierarchy:
Common Stock	$942,414	$—	$942,414
Debt securities	11,691	141,073	152,764
Mutual funds	1,005,811	—	1,005,811
Brokerage securities	22,463	2,660	25,123
Other	4,188	—	4,188
Total assets in fair value hierarchy	$1,986,567	$143,733	$2,130,300
Investments measured at NAV practical expedient			824,832
Total participant-directed investments at fair value			$2,955,132

	December 31, 2017
	Level 1	Level 2	Total
Fair value hierarchy:
Common Stock	$1,000,839	$—	$1,000,839
Debt securities	—	157,220	157,220
Mutual funds	1,271,875	—	1,271,875
Brokerage securities	21,370	3,894	25,264
Other	1,105		1,105
Total assets in fair value hierarchy	$2,295,189	$161,114	$2,456,303
Investments measured at NAV practical expedient			675,188
Total participant-directed investments at fair value			$3,131,491
The Plan’s NAV funds are primarily composed of CCT’s, which are measured daily and may be redeemed daily with no restrictions related to the redemption notice period.
The Plan did not have any Level 3 measurements as of December 31, 2018 and 2017. During 2018, there were no transfers in or out of Levels 1, 2 or 3.
NOTE 4: PARTY-IN-INTEREST TRANSACTIONS
As of December 31, 2018 and 2017, Plan investments included units held in a collective trust managed by BNY Mellon, BNY Mellon common stock and interest-bearing cash managed by BNY Mellon. Transactions with this entity qualify as exempt party-in-interest transactions. Fees paid by the Plan to BNY Mellon were $406 for 2018 and fees payable to BNY Mellon were $317 as of December 31, 2018. Fees paid by the Plan to Alight Solutions were $2,293 for 2018.
As the Plan sponsor, the Company is a party-in-interest with respect to the Plan. As of December 31, 2018 and 2017, the Plan held 3,732 and 4,502 shares of Nordstrom common stock, with a cost basis of $170,479 and $202,900. The Plan recorded dividend income of $5,991 during 2018.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

NOTE 5: FEDERAL INCOME TAX STATUS
The IRS has determined and informed the Company by a letter dated June 12, 2014, that the Plan is designed in accordance with applicable sections of the IRC. Although the Plan has been amended since the date of the latest determination letter, the Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the IRC, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.
GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. The Plan Administrator has concluded that as of December 31, 2018 and 2017, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.
NOTE 6: PLAN TERMINATION
Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. Under the Plan, the Company may also temporarily suspend contributions, which does not constitute or require termination of the Plan.
In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustee shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.
NOTE 7: EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS
The Plan is subject to certain non-discrimination rules under ERISA and the IRC. For 2018 and 2017, the Plan failed certain non-discrimination tests under the IRC due to lower deferral percentages by non-highly compensated eligible employees relative to the deferral percentages of highly compensated eligible employees. In order to meet the requirements of the non-discrimination rules, the Plan refunded a portion of the contributions made by highly compensated participants, in accordance with applicable provisions of the IRC. Additionally, the Plan is required to return contributions received from participants during the Plan year in excess of the IRC limits (see Note 1: Description of the Plan for additional information on IRS contribution limitations). These refunds are accrued within excess contributions payable to participants in the Statements of Net Assets Available for Benefits and reduce participant contributions on the Statement of Changes in Net Assets Available for Benefits. The net refund for 2018, paid in March 2019, totaled $2,074 and included approximately $126 of investment loss. The net refund for 2017, paid in March 2018, totaled $1,896 and included approximately $142 of investment earnings.

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(NORDSTROM 401(k) PLAN
SCHEDULE H, LINE 4(i) — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
AS OF DECEMBER 31, 2018
EIN: 91-0515058
Plan #: 001
(Dollars in thousands)

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
*	EB Temporary Investment Fund	CCT - due 12/31/2049 - 1.147%	**	22,974
	Loomis Core Plus Fixed Income Fund	CCT	**	297,943
	Putnam Stable Value Fund	CCT	**	265,026
	Schroder International Multi-Cap Equity Trust - Class 2	CCT	**	194,772
	SSGA TIPS Index	CCT	**	45,095
	2U, Inc.	Common stock	**	1,868
	Adtalem Global Education, Inc.	Common stock	**	5,060
	Aegon N.V.	Common stock	**	1,759
	Alnylam Pharmaceuticals, Inc.	Common stock	**	1,181
	Alphabet, Inc. Class A	Common stock	**	12,569
	Alphabet, Inc. Class C	Common stock	**	13,292
	Altria Group, Inc.	Common stock	**	3,815
	Amazon.com, Inc.	Common stock	**	15,822
	American Express Co.	Common stock	**	8,064
	American Tower Corp.	Common stock	**	2,337
	AMETEK, Inc.	Common stock	**	2,795
	Anadarko Petroleum Corp.	Common stock	**	6,024
	Apache Corp.	Common stock	**	4,368
	Apple, Inc.	Common stock	**	9,806
	Aramark Corp.	Common stock	**	1,717
	Aspen Technology, Inc.	Common stock	**	2,676
	AstraZeneca plc	Common stock	**	6,798
	AT&T, Inc.	Common stock	**	2,566
	Axalta Coating Systems Ltd.	Common stock	**	1,871
	Baker Hughes, a GE Co.	Common stock	**	3,687
	Ball Corp.	Common stock	**	6,449
	Bank of America Corp.	Common stock	**	8,863
	Baxter International, Inc.	Common stock	**	4,565
	BB&T Corp.	Common stock	**	2,673
	Biogen, Inc.	Common stock	**	4,023
	Booking Holdings, Inc.	Common stock	**	4,995
	Booz Allen Hamilton Holding Co.	Common stock	**	5,786
	Boston Scientific Corp.	Common stock	**	3,942
	Brighthouse Financial, Inc.	Common stock	**	1,049
	BrightSphere Investment Group	Common stock	**	1,088
	Bristol-Myers Squibb Co.	Common stock	**	6,965
	Burlington Stores, Inc.	Common stock	**	7,853
	BWX Technologies, Inc.	Common stock	**	5,347
	Cable One, Inc.	Common stock	**	1,591
	Cambrex Corp.	Common stock	**	2,198
	Capital One Financial Corp.	Common stock	**	8,791
	Catalent, Inc.	Common stock	**	3,057
	Cboe Global Markets, Inc.	Common stock	**	5,823
* Party-in-interest
** Cost information is not required for participant-directed investments and therefore is not included.

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(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Celanese Corp.	Common stock	**	6,493
	Centennial Resource Development, Inc.	Common stock	**	1,059
	Charter Communications, Inc.	Common stock	**	10,572
	Church & Dwight Co., Inc.	Common stock	**	1,284
	Cigna Corp.	Common stock	**	8,009
	Cisco Systems, Inc.	Common stock	**	4,485
	Citrix Systems, Inc.	Common stock	**	3,197
	Cognizant Technology Solutions	Common stock	**	3,958
	Colliers International Group, Inc.	Common stock	**	1,243
	Comcast Corp.	Common stock	**	16,019
	Concho Resources, Inc.	Common stock	**	2,887
	Copart, Inc.	Common stock	**	7,024
	CoStar Group, Inc.	Common stock	**	6,355
	Crown Holdings, Inc.	Common stock	**	1,625
	CVS Health Corp.	Common stock	**	3,112
	Danaher Corp.	Common stock	**	1,753
	Dell Technologies, Inc.	Common stock	**	1,372
	Delta Air Lines, Inc.	Common stock	**	3,988
	Dexcom, Inc.	Common stock	**	3,745
	Dish Network Corp.	Common stock	**	1,506
	Domino’s Pizza, Inc.	Common stock	**	6,050
	E*TRADE Financial Corp.	Common stock	**	1,873
	East West Bancorp, Inc.	Common stock	**	1,305
	Electronic Arts, Inc.	Common stock	**	3,956
	Eli Lilly & Company	Common stock	**	5,768
	Encompass Health Corp.	Common stock	**	4,442
	Encore Capital Group, Inc.	Common stock	**	1,630
	Euronet Worldwide, Inc.	Common stock	**	5,615
	Exact Sciences Corp.	Common stock	**	3,549
	Extra Space Storage, Inc.	Common stock	**	2,930
	Facebook, Inc.	Common stock	**	6,123
	FedEx Corp.	Common stock	**	7,857
	Fidelity National Information Services, Inc.	Common stock	**	5,269
	FirstCash, Inc.	Common stock	**	3,309
	FirstService Corp.	Common stock	**	2,332
	Fiserv, Inc.	Common stock	**	5,021
	Fortinet, Inc.	Common stock	**	2,926
	Genesee & Wyoming, Inc.	Common stock	**	2,607
	Gilead Sciences, Inc.	Common stock	**	3,372
	Glaukos Corp.	Common stock	**	3,353
	GlaxoSmithKline plc	Common stock	**	6,278
	GoDaddy, Inc.	Common stock	**	6,717
	Grand Canyon Education, Inc.	Common stock	**	3,951
	Guidewire Software, Inc.	Common stock	**	2,216
	Halliburton Co.	Common stock	**	2,560
	Harley-Davidson, Inc.	Common stock	**	1,030
	Healthcare Services Group, Inc.	Common stock	**	3,776
	HEICO Corp.	Common stock	**	3,957
	Hewlett Packard Enterprise Co.	Common stock	**	5,667
	Hilton Grand Vacations, Inc.	Common stock	**	1,905
	Hilton Worldwide Holdings, Inc.	Common stock	**	4,032
	Honeywell International, Inc.	Common stock	**	3,172

12 of 19

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Horizon Pharma plc	Common stock	**	3,092
	HP, Inc.	Common stock	**	5,580
	Incyte Corp.	Common stock	**	127
	Ingersoll-Rand plc	Common stock	**	2,805
	Inogen, Inc.	Common stock	**	1,770
	Insulet Corp.	Common stock	**	3,965
	Intuit, Inc.	Common stock	**	4,568
	J2 Global, Inc.	Common stock	**	2,177
	Johnson & Johnson	Common stock	**	2,345
	Johnson Controls International PLC	Common stock	**	6,413
	Jones Lang LaSalle, Inc.	Common stock	**	2,332
	JPMorgan Chase & Co.	Common stock	**	8,288
	Juniper Networks, Inc.	Common stock	**	3,062
	L3 Technologies, Inc.	Common stock	**	2,313
	Lamb Weston Holdings, Inc.	Common stock	**	2,017
	Ligand Pharmaceuticals, Inc.	Common stock	**	3,137
	Live Nation Entertainment, Inc.	Common stock	**	5,036
	Martin Marietta Materials, Inc.	Common stock	**	4,729
	Mastercard, Inc.	Common stock	**	4,945
	Mattel, Inc.	Common stock	**	1,156
	Maxim Integrated Products, Inc.	Common stock	**	1,409
	MaxLinear, Inc.	Common stock	**	1,027
	Medtronic PLC	Common stock	**	1,646
	Merck & Co., Inc.	Common stock	**	2,390
	MetLife, Inc.	Common stock	**	6,471
	Micro Focus International plc	Common stock	**	2,000
	Microchip Technology, Inc.	Common stock	**	4,049
	Microsoft Corp.	Common stock	**	28,290
	Molson Coors Brewing Co.	Common stock	**	1,623
	Monster Beverage Corp.	Common stock	**	3,499
	Motorola Solutions, Inc.	Common stock	**	2,435
	National Instruments Corp.	Common stock	**	2,871
	National Oilwell Varco, Inc.	Common stock	**	1,434
	News Corp.	Common stock	**	485
	Nice Ltd.	Common stock	**	2,789
*	Nordstrom, Inc.	Common stock	**	173,959
	Novanta, Inc.	Common stock	**	1,537
	Novartis AG	Common stock	**	8,701
	Nu Skin Enterprises, Inc.	Common stock	**	1,777
	Occidental Petroleum Corp.	Common stock	**	5,438
	O’Reilly Automotive, Inc.	Common stock	**	3,286
	Packaging Corporation Of America	Common stock	**	1,087
	Parsley Energy, Inc.	Common stock	**	1,386
	Penumbra, Inc.	Common stock	**	2,297
	Portola Pharmaceuticals, Inc.	Common stock	**	1,117
	Pure Storage, Inc.	Common stock	**	3,512
	Qurate Retail, Inc.	Common stock	**	3,022
	Ritchie Bros Auctioneers, Inc.	Common stock	**	2,653
	Roche Holding AG	Common stock	**	6,673
	Rogers Corp.	Common stock	**	3,461
	S&P Global, Inc.	Common stock	**	4,377
	Sabre Corp.	Common stock	**	2,794

13 of 19

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Sanofi	Common stock	**	9,034
	Schlumberger Ltd.	Common stock	**	2,785
	SiteOne Landscape Supply, Inc.	Common stock	**	1,800
	Six Flags Entertainment Corp.	Common stock	**	3,394
	Sprint Corp.	Common stock	**	1,737
	Synopsys, Inc.	Common stock	**	101
	Target Corp.	Common stock	**	509
	TE Connectivity Ltd.	Common stock	**	3,706
	Teledyne Technologies, Inc.	Common stock	**	4,357
	Teleflex, Inc.	Common stock	**	4,694
	Texas Instruments, Inc.	Common stock	**	4,170
*	The Bank Of New York Mellon Corp.	Common stock	**	7,611
	The Boeing Co.	Common stock	**	5,934
	The Charles Schwab Corp.	Common stock	**	10,432
	The Gap Inc.	Common stock	**	842
	The Goldman Sachs Group, Inc.	Common stock	**	5,446
	The Hershey Co.	Common stock	**	4,003
	The Home Depot Inc.	Common stock	**	6,065
	The Middleby Corp.	Common stock	**	3,572
	The Progressive Corp.	Common stock	**	4,640
	The Toro Co.	Common stock	**	1,538
	Thermo Fisher Scientific, Inc.	Common stock	**	5,033
	TransUnion	Common stock	**	4,261
	Trex Co., Inc.	Common stock	**	2,414
	Twenty-First Century Fox, Inc.	Common stock	**	8,565
	Union Pacific Corp.	Common stock	**	1,935
	United Technologies Corp.	Common stock	**	4,483
	UnitedHealth Group, Inc.	Common stock	**	13,170
	Universal Electronics, Inc.	Common stock	**	809
	Vail Resorts, Inc.	Common stock	**	4,071
	Veeva Systems, Inc.	Common stock	**	4,833
	Vertex Pharmaceuticals, Inc.	Common stock	**	3,755
	VIRTU Financial, Inc.	Common stock	**	2,419
	VMware, Inc.	Common stock	**	4,454
	W.W. Grainger, Inc.	Common stock	**	2,842
	Waste Management, Inc.	Common stock	**	5,008
	Weatherford International plc	Common stock	**	83
	Weight Watchers International, Inc.	Common stock	**	1,577
	Wells Fargo & Co.	Common stock	**	11,727
	West Pharmaceutical Services, Inc.	Common stock	**	1,858
	WEX, Inc.	Common stock	**	2,723
	XPO Logistics, Inc.	Common stock	**	1,606
	Zayo Group Holdings, Inc.	Common stock	**	1,699
	21st Century Fox America, Inc.	Corporate Debt - due 11/15/2037 - 6.650%	**	593
	21st Century Fox America, Inc.	Corporate Debt - due 12/15/2035 - 6.400%	**	94
	21st Century Fox America, Inc.	Corporate Debt - due 3/1/2037 - 6.150%	**	123
	American Express Credit AC 3 A	Corporate Debt - due 11/15/2022 - 1.770%	**	527
	AT&T, Inc.	Corporate Debt - due 11/15/2031 - Variable	**	123
	AT&T, Inc.	Corporate Debt - due 2/15/2047 - 5.650%	**	374
	AT&T, Inc.	Corporate Debt - due 3/1/2047 - 5.450%	**	464
	AT&T, Inc.	Corporate Debt - due 3/9/2048 - 4.500%	**	767
	AT&T, Inc.	Corporate Debt - due 5/15/2046 - 4.750%	**	155

14 of 19

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	AT&T, Inc.	Corporate Debt - due 9/1/2040 - 5.350%	**	267
	BA Credit Card Trust A1 A1	Corporate Debt - due 7/17/2023 - 2.700%	**	937
	Bank of America Corp.	Corporate Debt - due 11/25/2027 - 4.183%	**	216
	Bank of America Corp.	Corporate Debt - due 12/20/2023 - Variable	**	1,380
	Bank of America Corp.	Corporate Debt - due 3/3/2026 - 4.450%	**	148
	Bank of America Corp.	Corporate Debt - due 8/26/2024 - 4.200%	**	446
	Barclays PLC	Corporate Debt - due 5/12/2026 - 5.200%	**	216
	Barclays PLC	Corporate Debt - due 5/9/2028 - 4.836%	**	184
	Barclays PLC	Corporate Debt - due 9/11/2024 - 4.375%	**	283
	Bayer US Finance II LLC 144A	Corporate Debt - due 12/15/2023 - 3.875%	**	245
	Bayer US Finance II LLC 144A	Corporate Debt - due 12/15/2025 - 4.250%	**	268
	Bayer US Finance II LLC 144A	Corporate Debt - due 12/15/2028 - 4.375%	**	549
	BHP BILLITON FINANCE USA 144A	Corporate Debt - due 10/19/2075 - Variable	**	337
	BNP Paribas S.A.	Corporate Debt - due 10/15/2024 - 4.250%	**	816
	BNP Paribas S.A. 144A	Corporate Debt - due 3/13/2027 - 4.625%	**	728
	BNP Paribas S.A. 144A	Corporate Debt - due 9/28/2025 - 4.375%	**	899
	BNSF Railway Co 2015-1 Pa 144A	Corporate Debt - due 6/16/2028 - 3.442%	**	255
	BNSF Railway Co.	Corporate Debt - due 4/1/2024 - 5.996%	**	148
	Boston Properties LP	Corporate Debt - due 1/15/2025 - 3.200%	**	167
	Boston Properties LP	Corporate Debt - due 12/1/2028 - 4.500%	**	363
	Boston Properties LP	Corporate Debt - due 2/1/2023 - 3.850%	**	401
	Boston Properties LP	Corporate Debt - due 2/1/2026 - 3.650%	**	218
	Boston Properties LP	Corporate Debt - due 5/15/2021 - 4.125%	**	127
	Burlington Northern Santa Fe LLC	Corporate Debt - due 1/15/2021 - 8.251%	**	210
	Burlington Northern Santa Fe LLC	Corporate Debt - due 9/1/2023 - 3.850%	**	205
	Capital One Financial Corp.	Corporate Debt - due 10/29/2025 - 4.200%	**	457
	Capital One Financial Corp.	Corporate Debt - due 2/5/2025 - 3.200%	**	397
	Capital One Financial Corp.	Corporate Debt - due 6/15/2023 - 3.500%	**	147
	CEMEX Finance LLC 144A	Corporate Debt - due 4/1/2024 - 6.000%	**	870
	CEMEX SAB de CV 144A	Corporate Debt - due 1/11/2025 - 5.700%	**	575
	CEMEX SAB de CV 144A	Corporate Debt - due 5/5/2025 - 6.125%	**	195
	Charter Communications Operating LLC	Corporate Debt - due 10/23/2045 - 6.484%	**	1,542
	Charter Communications Operating LLC	Corporate Debt - due 4/1/2048 - 5.750%	**	304
	Charter Communications Operating LLC	Corporate Debt - due 5/1/2047 - 5.375%	**	295
	Charter Communications Operating LLC	Corporate Debt - due 7/23/2025 - 4.908%	**	298
	Cigna Corp. 144A	Corporate Debt - due 11/15/2025 - 4.125%	**	175
	Cigna Corp. 144A	Corporate Debt - due 7/15/2023 - 3.750%	**	1,022
	Cigna Holding Co.	Corporate Debt - due 2/15/2022 - 4.000%	**	152
	Cigna Holding Co.	Corporate Debt - due 5/15/2027 - 7.875%	**	234
	Cigna Holding Co.	Corporate Debt - due 6/15/2020 - 5.125%	**	77
	Citigroup, Inc.	Corporate Debt - due 5/15/2023 - 3.500%	**	98
	Citigroup, Inc.	Corporate Debt - due 8/5/2024 - 4.000%	**	716
	Comcast Corp.	Corporate Debt - due 10/15/2025 - 3.950%	**	177
	Comcast Corp.	Corporate Debt - due 11/1/2047 - 3.969%	**	402
	Cox Communications, Inc. 144A	Corporate Debt - due 2/1/2025 - 3.850%	**	1,059
	Cox Communications, Inc. 144A	Corporate Debt - due 6/30/2023 - 2.950%	**	529
	Cox Communications, Inc. 144A	Corporate Debt - due 8/15/2027 - 3.500%	**	277
	CRH America, Inc. 144A	Corporate Debt - due 5/18/2025 - 3.875%	**	553
	CSX Transportation, Inc.	Corporate Debt - due 1/15/2023 - 6.251%	**	180
	CVS Health Corp.	Corporate Debt - due 3/25/2025 - 4.100%	**	173
	CVS Health Corp.	Corporate Debt - due 3/25/2028 - 4.300%	**	357
	CVS Health Corp.	Corporate Debt - due 3/25/2038 - 4.780%	**	192

15 of 19

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	CVS Health Corp.	Corporate Debt - due 3/9/2023 - 3.700%	**	890
	Dell International LLC 144A	Corporate Debt - due 6/15/2023 - 5.450%	**	560
	Dillard’s, Inc.	Corporate Debt - due 5/15/2027 - 7.750%	**	458
	Dominion Energy, Inc.	Corporate Debt - due 10/1/2054 - Variable	**	699
	Dominion Energy, Inc.	Corporate Debt - due 4/1/2021 - Step	**	176
	Dominion Energy, Inc.	Corporate Debt - due 7/1/2020 - Variable	**	197
	Elanco Animal Health, Inc. 144A	Corporate Debt - due 8/27/2021 - 3.912%	**	101
	Elanco Animal Health, Inc. 144A	Corporate Debt - due 8/28/2023 - 4.272%	**	100
	Elanco Animal Health, Inc. 144A	Corporate Debt - due 8/28/2028 - 4.900%	**	204
	Enel Finance International 144A	Corporate Debt - due 10/7/2039 - 6.000%	**	496
	Enel Finance International 144A	Corporate Debt - due 9/14/2025 - 4.625%	**	432
	Enel Finance International 144A	Corporate Debt - due 9/15/2037 - 6.800%	**	617
	ERP Operating LP	Corporate Debt - due 4/15/2023 - 3.000%	**	738
	Federal Express Corp. 1998 Pass	Corporate Debt - due 7/15/2023 - 6.720%	**	64
	Ford Motor Credit Co. LLC	Corporate Debt - due 1/15/2020 - 8.125%	**	208
	Ford Motor Credit Co. LLC	Corporate Debt - due 1/9/2020 - 2.681%	**	467
	Ford Motor Credit Co. LLC	Corporate Debt - due 10/12/2021 - 3.813%	**	558
	Ford Motor Credit Co. LLC	Corporate Debt - due 2/1/2021 - 5.750%	**	204
	Ford Motor Credit Co. LLC	Corporate Debt - due 8/2/2021 - 5.875%	**	718
	Ford Motor Credit Co. LLC	Corporate Debt - due 8/6/2023 - 4.375%	**	237
	HSBC Holdings PLC	Corporate Debt - due 1/5/2022 - 2.650%	**	412
	HSBC Holdings PLC	Corporate Debt - due 3/8/2026 - 4.300%	**	197
	HSBC Holdings PLC	Corporate Debt - due 4/5/2021 - 5.100%	**	155
	HSBC Holdings PLC	Corporate Debt - due 5/2/2036 - 6.500%	**	996
	HSBC Holdings PLC	Corporate Debt - due 9/15/2037 - 6.500%	**	510
	Imperial Brands Finance PLC 144A	Corporate Debt - due 7/21/2022 - 3.750%	**	298
	Imperial Brands Finance PLC 144A	Corporate Debt - due 7/21/2025 - 4.250%	**	1,451
	JPMorgan Chase & Co.	Corporate Debt - due 10/1/2027 - 4.250%	**	172
	JPMorgan Chase & Co.	Corporate Debt - due 12/15/2026 - 4.125%	**	439
	JPMorgan Chase & Co.	Corporate Debt - due 7/23/2024 - Variable	**	826
	Kinder Morgan Energy Partners	Corporate Debt - due 8/15/2042 - 5.000%	**	709
	Kinder Morgan Energy Partners	Corporate Debt - due 9/1/2023 - 3.500%	**	340
	Kinder Morgan Energy Partners	Corporate Debt - due 9/1/2039 - 6.500%	**	267
	Kinder Morgan Energy Partners	Corporate Debt - due 9/1/2044 - 5.400%	**	645
	Lloyds Banking Group PLC	Corporate Debt - due 11/4/2024 - 4.500%	**	555
	Lloyds Banking Group PLC	Corporate Debt - due 3/24/2026 - 4.650%	**	494
	Lloyds Banking Group PLC	Corporate Debt - due 8/16/2023 - 4.050%	**	420
	Macy’s Retail Holdings, Inc.	Corporate Debt - due 3/15/2037 - 6.375%	**	149
	Macy’s Retail Holdings, Inc.	Corporate Debt - due 9/15/2028 - 6.700%	**	263
	Myriad International Holdings 144A	Corporate Debt - due 7/18/2020 - 6.000%	**	565
	Myriad International Holdings 144A	Corporate Debt - due 7/21/2025 - 5.500%	**	856
	Myriad International Holdings 144A	Corporate Debt - due 7/6/2027 - 4.850%	**	623
*	Nordstrom, Inc.	Corporate Debt - due 3/15/2028 - 6.950%	**	295
	Petrobras Global Finance B.V.	Corporate Debt - due 1/27/2028 - 5.999%	**	706
	Petrobras Global Finance B.V.	Corporate Debt - due 3/17/2044 - 7.250%	**	197
	Petroleos Mexicanos	Corporate Debt - due 1/18/2024 - 4.875%	**	233
	Petroleos Mexicanos	Corporate Debt - due 1/23/2045 - 6.375%	**	845
	Petroleos Mexicanos	Corporate Debt - due 3/13/2027 - 6.500%	**	752
	Petroleos Mexicanos	Corporate Debt - due 6/15/2035 - 6.625%	**	371
	Petroleos Mexicanos	Corporate Debt - due 8/4/2026 - 6.875%	**	170
	Petroleos Mexicanos	Corporate Debt - due 9/21/2047 - 6.750%	**	331
	RELX Capital, Inc.	Corporate Debt - due 1/15/2019 - 8.625%	**	125

16 of 19

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	RELX Capital, Inc.	Corporate Debt - due 10/15/2022 - 3.125%	**	556
	Rio Oil Finance Trust Series 144A	Corporate Debt - due 1/6/2027 - 9.750%	**	858
	Rio Oil Finance Trust Series 144A	Corporate Debt - due 4/6/2028 - 8.200%	**	393
	Rio Oil Finance Trust Series 144A	Corporate Debt - due 7/6/2024 - 9.250%	**	1,005
	Royal Bank of Scotland Group PLC	Corporate Debt - due 12/15/2022 - 6.125%	**	1,165
	Royal Bank of Scotland Group PLC	Corporate Debt - due 12/19/2023 - 6.000%	**	860
	SLM Student Loan Trust 2 9 A7A	Corporate Debt - due 1/25/2041 - Variable	**	824
	SLM Student Loan Trust 20 3 A6	Corporate Debt - due 4/25/2040 - Variable	**	4,268
	SLM Student Loan Trust 20 8 A6	Corporate Debt - due 1/25/2041 - Variable	**	4,540
	Telecom Italia Capital S.A.	Corporate Debt - due 6/18/2019 - 7.175%	**	503
	Telecom Italia Capital S.A.	Corporate Debt - due 6/4/2038 - 7.721%	**	546
	Telecom Italia Capital S.A.	Corporate Debt - due 7/18/2036 - 7.200%	**	119
	Telecom Italia SPA 144A	Corporate Debt - due 5/30/2024 - 5.303%	**	641
	The Dow Chemical Co.	Corporate Debt - due 11/1/2029 - 7.375%	**	213
	The Dow Chemical Co.	Corporate Debt - due 5/15/2039 - 9.400%	**	506
	The Dow Chemical Co. 144A	Corporate Debt - due 11/30/2048 - 5.550%	**	456
	Time Warner Cable LLC	Corporate Debt - due 2/1/2020 - 5.000%	**	152
	Time Warner Cable LLC	Corporate Debt - due 2/15/2021 - 4.125%	**	276
	Time Warner Cable LLC	Corporate Debt - due 4/1/2019 - 8.250%	**	733
	Time Warner Cable LLC	Corporate Debt - due 7/1/2038 - 7.300%	**	352
	Time Warner Cable LLC	Corporate Debt - due 9/1/2021 - 4.000%	**	224
	TransCanada Trust	Corporate Debt - due 3/15/2077 - Variable	**	539
	TransCanada Trust	Corporate Debt - due 5/20/2075 - Variable	**	518
	TransCanada Trust	Corporate Debt - due 8/15/2076 - Variable	**	400
	Ultrapar International S.A. 144A	Corporate Debt - due 10/6/2026 - 5.250%	**	340
	Union Pacific Railroad Co. 2006	Corporate Debt - due 7/2/2030 - 5.866%	**	764
	United Technologies Corp.	Corporate Debt - due 8/16/2021 - 3.350%	**	150
	United Technologies Corp.	Corporate Debt - due 8/16/2023 - 3.650%	**	523
	Unum Group Corp.	Corporate Debt - due 3/15/2028 - 7.250%	**	352
	Verizon Communications, Inc.	Corporate Debt - due 1/15/2036 - 4.272%	**	1,478
	Verizon Communications, Inc.	Corporate Debt - due 4/15/2049 - 5.012%	**	947
	Wells Fargo & Co.	Corporate Debt - due 7/22/2027 - 4.300%	**	1,156
	Wells Fargo Bank NA	Corporate Debt - due 12/6/2019 - 2.150%	**	768
	Wells Fargo Bank NA	Corporate Debt - due 12/6/2019 - Variable	**	401
	Wells Fargo Bank NA	Corporate Debt - due 8/14/2023 - 3.550%	**	822
	Xerox Corp.	Corporate Debt - due 5/15/2021 - 4.500%	**	1,049
	Zoetis, Inc.	Corporate Debt - due 11/13/2020 - 3.450%	**	175
	Zoetis, Inc.	Corporate Debt - due 11/13/2025 - 4.500%	**	359
*	BNY Mellon Cash Reserve	Interest-Bearing Cash - due 12/31/2049 - 0.100%	**	3,475
*	Participant Loans	Loan interest rates range from 4.25% to 10.5% with various maturities through January 2039.	**	95,368
	California State	Municipal Debt - due 10/1/2039 - 7.300%	**	789
	California State	Municipal Debt - due 3/1/2040 - 7.625%	**	285
	California State	Municipal Debt - due 4/1/2034 - 7.500%	**	463
	Illinois State	Municipal Debt - due 6/1/2033 - 5.100%	**	763
	Los Angeles CA Unified School District	Municipal Debt - due 7/1/2034 - 6.758%	**	547
	New Jersey State Turnpike Authority	Municipal Debt - due 1/1/2041 - 7.102%	**	820
	American Funds EuroPacific Growth Fund Class R-6	Mutual Fund	**	413,195
	Neuberger Berman Genesis Fund Class R6	Mutual Fund	**	177,181
	Vanguard Institutional Index Fund Institutional +	Mutual Fund	**	415,435
	Citigroup Capital XIII	Preferred Stock - 9.121%	**	788
	JPMorgan Chase & Co.	Preferred Stock - due 9/1/2030 - 8.750%	**	605

17 of 19

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	SDB Money Market Fund	Self-directed Brokerage Money Market Fund	**	2,660
	Brokerage Securities	Self-directed Brokerage Securities	**	22,463
	FHLMC POOL #1H-2592	U.S. Government Securities - due 1/1/2036 - Variable	**	106
	FHLMC POOL #78-1274	U.S. Government Securities - due 2/1/2034 - Variable	**	97
	FHLMC POOL #84-0286	U.S. Government Securities - due 5/1/2046 - Variable	**	520
	FHLMC POOL #84-9254	U.S. Government Securities - due 1/1/2042 - Variable	**	182
	FHLMC POOL #84-9327	U.S. Government Securities - due 5/1/2044 - Variable	**	583
	FHLMC POOL #84-9505	U.S. Government Securities - due 10/1/2044 - Variable	**	199
	FHLMC POOL #84-9544	U.S. Government Securities - due 12/1/2044 - Variable	**	306
	FHLMC POOL #84-9625	U.S. Government Securities - due 1/1/2045 - Variable	**	397
	FHLMC POOL #84-9626	U.S. Government Securities - due 8/1/2044 - Variable	**	452
	FHLMC POOL #84-9849	U.S. Government Securities - due 10/1/2045 - Variable	**	152
	FHLMC POOL #C9-0981	U.S. Government Securities - due 7/1/2026 - 6.500%	**	198
	FHLMC POOL #C9-1013	U.S. Government Securities - due 1/1/2027 - 6.500%	**	131
	FHLMC POOL #G0-7600	U.S. Government Securities - due 3/1/2042 - 4.500%	**	380
	FHLMC POOL #G0-8723	U.S. Government Securities - due 8/1/2046 - 4.000%	**	2,839
	FHLMC POOL #G0-8768	U.S. Government Securities - due 6/1/2047 - 4.500%	**	4,150
	FHLMC POOL #G0-8772	U.S. Government Securities - due 6/1/2047 - 4.500%	**	1,408
	FHLMC POOL #G6-0153	U.S. Government Securities - due 10/1/2044 - 4.500%	**	248
	FHLMC POOL #G6-0764	U.S. Government Securities - due 10/1/2042 - 4.500%	**	372
	FHLMC POOL #G6-1080	U.S. Government Securities - due 3/1/2047 - 4.500%	**	3,053
	FHLMC POOL #H0-1774	U.S. Government Securities - due 9/1/2037 - 6.500%	**	12
	FHLMC POOL #H0-9197	U.S. Government Securities - due 10/1/2038 - 6.500%	**	16
	FHLMC POOL #H0-9212	U.S. Government Securities - due 5/1/2038 - 5.500%	**	22
	FHLMC POOL #Q0-3517	U.S. Government Securities - due 9/1/2041 - 4.500%	**	379
	FHLMC POOL #Q4-6291	U.S. Government Securities - due 2/1/2047 - 4.500%	**	821
	FHLMC POOL #Q5-5948	U.S. Government Securities - due 5/1/2048 - 4.500%	**	3,982
	FHLMC POOL #V8-3156	U.S. Government Securities - due 4/1/2047 - 4.500%	**	899
	FHLMC MULTICLASS CTF 4283 EW	U.S. Government Securities - due 12/15/2043 - Variable	**	240
	FHLMC MULTICLASS MTG 2957 VZ	U.S. Government Securities - due 2/15/2035 - 5.000%	**	602
	FHLMC MULTICLASS MTG 4319 MA	U.S. Government Securities - due 3/15/2044 - Variable	**	453
	FNMA POOL #0256851	U.S. Government Securities - due 8/1/2037 - 7.000%	**	30
	FNMA POOL #0735503	U.S. Government Securities - due 4/1/2035 - 6.000%	**	105
	FNMA POOL #0735608	U.S. Government Securities - due 3/1/2035 - Variable	**	227
	FNMA POOL #0745329	U.S. Government Securities - due 7/1/2035 - 6.000%	**	161
	FNMA POOL #0884704	U.S. Government Securities - due 6/1/2036 - Variable	**	65
	FNMA POOL #0888154	U.S. Government Securities - due 11/1/2036 - Variable	**	120
	FNMA POOL #0888367	U.S. Government Securities - due 3/1/2037 - 7.000%	**	332
	FNMA POOL #0889634	U.S. Government Securities - due 2/1/2023 - 6.000%	**	119
	FNMA POOL #0889984	U.S. Government Securities - due 10/1/2038 - 6.500%	**	126
	FNMA POOL #0976853	U.S. Government Securities - due 11/1/2029 - 5.500%	**	160
	FNMA POOL #0995487	U.S. Government Securities - due 8/1/2037 - 6.000%	**	203
	FNMA POOL #0AB1763	U.S. Government Securities - due 11/1/2030 - 4.000%	**	102
	FNMA POOL #0AB8086	U.S. Government Securities - due 10/1/2037 - 6.000%	**	52
	FNMA POOL #0AD0121	U.S. Government Securities - due 9/1/2029 - 4.500%	**	326
	FNMA POOL #0AD0130	U.S. Government Securities - due 8/1/2039 - 6.500%	**	32
	FNMA POOL #0AD0198	U.S. Government Securities - due 9/1/2038 - 5.500%	**	82
	FNMA POOL #0AD0217	U.S. Government Securities - due 8/1/2037 - 6.000%	**	187
	FNMA POOL #0AD0218	U.S. Government Securities - due 9/1/2036 - 6.000%	**	198
	FNMA POOL #0AD0964	U.S. Government Securities - due 11/1/2039 - 5.500%	**	375
	FNMA POOL #0AL1845	U.S. Government Securities - due 6/1/2039 - Variable	**	55
	FNMA POOL #0AL1900	U.S. Government Securities - due 8/1/2026 - 4.500%	**	183

18 of 19

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	FNMA POOL #0AL4577	U.S. Government Securities - due 1/1/2034 - 4.500%	**	338
	FNMA POOL #0AL5145	U.S. Government Securities - due 10/1/2033 - 4.000%	**	508
	FNMA POOL #0AL5749	U.S. Government Securities - due 7/1/2042 - 4.500%	**	352
	FNMA POOL #0AL6120	U.S. Government Securities - due 11/1/2044 - Variable	**	1,128
	FNMA POOL #0AL6132	U.S. Government Securities - due 3/1/2029 - 4.500%	**	234
	FNMA POOL #0AL6209	U.S. Government Securities - due 7/1/2021 - 4.265%	**	82
	FNMA POOL #0AL6245	U.S. Government Securities - due 1/1/2045 - Variable	**	313
	FNMA POOL #0AL7205	U.S. Government Securities - due 12/1/2029 - 3.500%	**	427
	FNMA POOL #0AL7384	U.S. Government Securities - due 9/1/2045 - 4.500%	**	311
	FNMA POOL #0AL8556	U.S. Government Securities - due 8/1/2044 - 4.500%	**	1,901
	FNMA POOL #0AL8816	U.S. Government Securities - due 9/1/2045 - 4.500%	**	544
	FNMA POOL #0AL8919	U.S. Government Securities - due 7/1/2046 - Variable	**	245
	FNMA POOL #0AL9407	U.S. Government Securities - due 9/1/2042 - 4.500%	**	175
	FNMA POOL #0AL9781	U.S. Government Securities - due 2/1/2046 - 4.500%	**	663
	FNMA POOL #0AO4105	U.S. Government Securities - due 6/1/2042 - Variable	**	382
	FNMA POOL #0AO8469	U.S. Government Securities - due 5/1/2042 - Variable	**	103
	FNMA POOL #0AP7562	U.S. Government Securities - due 9/1/2042 - Variable	**	615
	FNMA POOL #0AW4697	U.S. Government Securities - due 5/1/2044 - Variable	**	175
	FNMA POOL #0AX3721	U.S. Government Securities - due 7/1/2027 - 3.500%	**	391
	FNMA POOL #0BF0118	U.S. Government Securities - due 6/1/2056 - 4.500%	**	756
	FNMA POOL #0BH7071	U.S. Government Securities - due 12/1/2047 - 4.500%	**	823
	FNMA POOL #0BK0922	U.S. Government Securities - due 7/1/2048 - 4.500%	**	1,057
	FNMA POOL #0BK1966	U.S. Government Securities - due 3/1/2048 - 4.000%	**	2,681
	FNMA POOL #0BK4770	U.S. Government Securities - due 8/1/2048 - 4.500%	**	1,280
	FNMA POOL #0BM1357	U.S. Government Securities - due 1/1/2043 - 4.500%	**	889
	FNMA POOL #0MA0232	U.S. Government Securities - due 11/1/2029 - 4.500%	**	427
	FNMA POOL #0MA2366	U.S. Government Securities - due 8/1/2035 - 4.000%	**	369
	FNMA POOL #0MA2455	U.S. Government Securities - due 11/1/2035 - 4.000%	**	904
	FNMA POOL #0MA2480	U.S. Government Securities - due 12/1/2035 - 4.000%	**	420
	FNMA POOL #0MA2880	U.S. Government Securities - due 1/1/2037 - 4.000%	**	1,832
	FNMA POOL #0MA2923	U.S. Government Securities - due 3/1/2037 - 3.500%	**	1,077
	FNMA POOL #0MA3334	U.S. Government Securities - due 3/1/2048 - 4.500%	**	4,149
	FNMA GTD REMIC P/T 01-79 BA	U.S. Government Securities - due 3/25/2045 - 7.000%	**	36
	FNMA GTD REMIC P/T 01-T10 A1	U.S. Government Securities - due 12/25/2041 - 7.000%	**	225
	FNMA GTD REMIC P/T 04-W2 5A	U.S. Government Securities - due 3/25/2044 - 7.500%	**	233
	FNMA GTD REMIC P/T 07-50 DZ	U.S. Government Securities - due 6/25/2037 - 5.500%	**	453
	FNMA GTD REMIC P/T 07-W10 2A	U.S. Government Securities - due 8/25/2047 - Variable	**	168
	FNMA GTD REMIC P/T 12-46 BA	U.S. Government Securities - due 5/25/2042 - 6.000%	**	413
	FNMA GTD REMIC P/T 13-128 CF	U.S. Government Securities - due 12/25/2043 - Variable	**	994
	GNMA GTD REMIC P/T 15-H23 FA	U.S. Government Securities - due 9/20/2065 - Variable	**	823
	GNMA GTD REMIC P/T 17-H24 FQ	U.S. Government Securities - due 11/20/2067 - Variable	**	2,289
	SBA GTD PARTN CTFS 2006-20E 1	U.S. Government Securities - due 5/1/2026 - 5.870%	**	98
	SBA GTD PARTN CTFS 2007-20B 1	U.S. Government Securities - due 2/1/2027 - 5.490%	**	109
	SBA GTD PARTN CTFS 2007-20D 1	U.S. Government Securities - due 4/1/2027 - 5.320%	**	74
	U.S. Treasury Note	U.S. Government Securities - due 10/31/2022 - 2.000%	**	4,951
	U.S. Treasury Note	U.S. Government Securities - due 11/30/2022 - 2.000%	**	3,466
	U.S. Treasury Note	U.S. Government Securities - due 2/28/2022 - 1.875%	**	3,274

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